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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-80609 of The Men's Wearhouse, Inc. on Form S-3 and Registration Statement No. 33-48108, Registration Statement No. 33-48109, Post-Effective Amendment No. 1 to Registration Statement No. 33-48110, Registration Statement No. 33-61792, Registration Statement No. 333-21109, Registration Statement No. 333-21121, Registration Statement No. 33-74692, Registration Statement No. 333-53623, Registration Statement No. 333-72549 and Registration Statement No. 333-80033 of the Men's Wearhouse, Inc. on Form S-8 of our report dated
March 5, 1999 appearing in this Annual Report on Form 10-K of the Men's Wearhouse, Inc. for the year ended January 29, 2000.

Ernst & Young LLP

Montreal, Canada
April 27, 2000